Exhibit (g)(4)

APPENDIX A TO THE

FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF JULY 2, 2018

Deutsche DWS Global/International Fund, Inc.

DWS Emerging Markets Fixed Income Fund

DWS European Equity Fund

DWS Global Small Cap Fund

DWS High Conviction Global Bond Fund

DWS International Growth Fund

DWS RREEF Global Infrastructure Fund

Deutsche DWS International Fund, Inc.

DWS CROCI® International Fund

DWS Emerging Markets Equity Fund

DWS Global Macro Fund

DWS Latin America Equity Fund

DWS World Dividend Fund

Deutsche DWS Securities Trust

DWS CROCI® Sector Opportunities Fund
DWS Enhanced Commodity Strategy Fund

DWS Global Real Estate Securities Fund

Deutsche DWS Variable Series I

DWS CROCI® International VIP

DWS Global Small Cap VIP

Deutsche DWS Variable Series II

DWS Global Equity VIP

DWS International Growth VIP

Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX A

By: /s/Elizabeth E. Prickett	By: /s/John Millette

Name: Elizabeth E. Prickett	Name: John Millette

Title: Managing Director	Title: Secretary